As filed with the Securities and Exchange Commission on February 7, 2003

Reg. No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Airtrax, Inc.

(Exact name of registrant as specified in its charter)

New Jersey 22-3506376 (State or other jurisdiction of (I.R.S. Employer incorporation or organization) identification No.)

870B Central Avenue, Hammonton, New Jersey 08037

(Address of principal executive offices) (Zip Code)

CONSULTING AGREEMENTS

(full time of plan)

Peter Amico, President

870B Central Avenue

Hammonton, New Jersey 08037

(Name and address of agent for service)

(609) 567-7800

(Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                        Proposed maximum      Proposed maximum

                        Amount to be          offering price       Aggregate offering    Amount of

Title of securities     Registered            per share*           Price                 Registration fee

to be registered

----------------------- --------------------- -------------------- --------------------- --------------------

Common Stock            200,000                      $1.23               $246,000            $22.63

($.001 par value)

----------------------- --------------------- -------------------- --------------------- --------------------

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the NASDAQ OTC Bulletin Board for the common stock on February 6, 2003.

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PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to individual consultants under such agreements between each consultant and the registrant.

Item 2. Registrant Information and Employee Plan Annual Information.

Not applicable.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Airtrax, Inc. (the "Company" or "Airtrax") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2001, as amended.

(b)  the Company’s quarterly report on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 2002.

(c)  the Company’s current report on Form 8-K, filed November 12, 2002.

(d) All other reports which may be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

(e) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under the New Jersey Business Corporations Act (“NJBCA”), any corporation in the State of New Jersey has the power to indemnify a corporate agent, including an officer and director, against his expenses and liabilities in connection with any proceeding involving the corporate agent if; (a) such corporate agent acted in good faith and in manner reasonably believed to be in the best interests of the corporation, and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or plea of nolo contendre or its equivalent, shall not itself create a presumption that such corporate agent did not meet the applicable standards of conduct.

The Company’s By-Laws indemnifies any person who was, is, or is threatened to be made a party to a proceeding (as defined below) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, member, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the NJBCA, as the same exists or may hereafter be amended.  Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while the provision is in effect.  Any repeal or amendment of this provision shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation in respect of any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to the provision. Such right shall include the right to be paid by the Corporation expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the NJBCA, as the same exists or may hereafter be amended.  If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the NJBCA, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.  In the event of the death of any person having a right of indemnification, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.  The rights conferred shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.  The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.  As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

The Company’s Bylaws also permit the Company to purchase and maintain insurance on behalf of any Director, Officer, Agent or employee whether or not the Company would have the power to indemnify such person against the liability insured against.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes::

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to

Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hammonton, State of New Jersey, on February 7, 2003.

Airtrax, Inc.

By: /s/ Peter Amico Peter Amico, President and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                 Date

---------                                 --------------------                  ---------------

/s/Peter Amico                            President and Chairman                February 7, 2003

Peter Amico

/s/D. Barney Harris                       Director

           February 7, 2003

D. Barney Harris

/s/James Hudson

                       Director                              February 7, 2003

James Hudson

/s/William Hungerville                    Director                              February 7, 2003

William Hungerville

#

INDEX TO EXHIBITS

        Exhibit                                                             Sequentially

        NO.                                Description                      Numbered Pages

4.1      Consulting Agreement with Regent Consulting Group, Inc. effective as of January

   29, 2003

4.2      Consulting Agreement with Meadow Holdings Corp. effective as of January 29, 2003

5.1      Opinion of Counsel

23.1     Consent of Robert G. Jeffrey, Certified Public Accountant

23.2     Consent of Counsel (included as part of Exhibit 5.1)

24.1     Power of Attorney (Contained within Signature Page)

#

Exhibit 4.1

CONSULTING AGREEMENT

THIS AGREEMENT, made, entered into, and effective this 29th day of January, 2003 (the "Effective Date"), by and between REGENT CONSULTING GROUP, INC., a corporation with its principal place of business at 403 East Main Street, Port Jefferson, N.Y. 11777 (hereinafter referred to as "Consultant"), and AIRTRAX, INC., a New Jersey corporation with its principal place of business at 870B Central Avenue, Hammonton, New Jersey 08037 (hereinafter referred to as "Corporation").

W I T N E S S E T H:

WHEREAS, Consultant desires to provide such consulting services for the Corporation as an independent contractor, with the understanding that he shall not be required to devote his full time to the business of the Corporation and shall be free to pursue other personal and business interests; and

WHEREAS, the Company is desirous of retaining the Consult for the purpose of corporate planning and contract negotiation.

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1.

CONSULTING ARRANGEMENT.

1.1

Contract for Services.  The Corporation hereby contracts for the services of Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting as may be requested by the Corporation from time to time during the term of this consulting arrangement in connection with the Corporation's business throughout the United States and world wide ("Consulting Arrangement").  Consultant shall use his best efforts to keep the Corporation informed of all corporate business opportunities which shall come to his attention and appear beneficial to the Corporation's business so that the Corporation can obtain the maximum benefits from Consultant's knowledge, experience, and personal contacts.

1.2

Services Rendered by Consultant.  Said consulting services shall include, but not be limited to:

(a)

Corporate Planning.

(i)

Develop an in-depth familiarization with the Corporation’s business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof.

(ii)

Alert the Corporation to new or emerging high potential forms of production and distribution which could either be acquired or developed internally.

(iii)

Comment on the Corporation’s corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc.

(iv)

Identify prospective suitable contracts for the sale of Company products, perform appropriate diligence investigations with respect thereto, advise the Corporation with respect to the desirability of pursuing such prospects, and assist the Corporation in any negotiations which may ensue therefrom.

(b)

Business Strategies.

(i)

Evaluate business strategies and recommend changes where appropriate.

(ii)

Critically evaluate the Corporation’s performance in view of its corporate planning and business objectives.

1.3

Prohibited Services.  The services to be rendered by the Consultant to the Corporation shall under no circumstances include, directly or indirectly, the following: (i) Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934; (ii) Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction; or (iii) Any market making or promotional activities regarding or involving the Company’s common stock.

2.

RELATIONSHIP BETWEEN PARTIES.  During the term of the Consulting Arrangement, Consultant shall be deemed to be an independent contractor.  He shall be free to devote his time, energy and skill to any such person, firm or company as he deems advisable except to the extent he is obligated to devote his time, energy and skill to the Corporation pursuant to the terms of this Agreement.  Consultant shall not be considered as having an employee status vis-a-vis the Corporation, or by virtue of the Consulting Arrangement being entitled to participate in any plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Corporation.  The Corporation shall not withhold any taxes in connection with the compensation due Consultant hereunder, and Consultant will be responsible for the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

3.

COMPENSATION FOR THE CONSULTING ARRANGEMENT.  As full consideration for the consulting services to be provided by Consultant during the term of this Agreement, the Company shall immediately issue to Consultant 100,000 shares of the Company’s common stock.

4.

TERM OF CONSULTING ARRANGEMENT.  The Consulting Arrangement shall begin effective as of the Effective Date of this Agreement and shall continue for a period of three (3) months, until April [  ], 2003 (the "Consulting Period").

5.

CONFIDENTIALITY COVENANTS.

5.1

Acknowledgments by the Consultant.  The Consultant acknowledges that (a) during the Consulting Period and as a part of his Consulting Arrangement, the Consultant will be afforded access to Confidential Information (as defined below); (b) public disclosure of such Confidential Information could have an adverse effect on the Corporation and its business; (c) because the Consultant possesses substantial technical expertise and skill with respect to the Corporation's business, the Corporation desires to obtain exclusive ownership of each Consultant Invention (as defined below), and the Corporation will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Consultant Invention; (d) the provisions of this Section 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Corporation with exclusive ownership of all Consultant Inventions.

5.2

Agreements of the Consultant.  In consideration of the compensation and benefits to be paid or provided to the Consultant by the Corporation under this Agreement, the Consultant covenants as follows:

(a)

Confidentiality.

(i)

During and following the Consulting Period, the Consultant will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Corporation or except as otherwise expressly permitted by the terms of this Agreement.

(ii)

Any trade secrets of the Corporation will be entitled to all of the protections and benefits under New Jersey Statutes and common law and any other applicable law. If any information that the Corporation deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Consultant hereby waives any requirement that the Corporation submit proof of the economic value of any trade secret or post a bond or other security.

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(iii)

None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a result of a disclosure by the Consultant.

(iv)

The Consultant will not remove from the Corporation's premises (except to the extent such removal is for purposes of the performance of the Consultant's duties at home or while traveling, or except as otherwise specifically authorized by the Corporation) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Consultant recognizes that, as between the Corporation and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Corporation. Upon termination of this Agreement by either party, or upon the request of the Corporation during the Consulting Period, the Consultant will return to the Corporation all of the Proprietary Items in the Consultant's possession or subject to the Consultant's control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

(b)

Consultant Inventions.  Each Consultant Invention will belong exclusively to the Corporation.  The Consultant acknowledges that all of the Consultant's writing, works of authorship, and other Consultant Inventions are works made for hire and the property of the Corporation, including any copyrights, patents, or other intellectual property rights pertaining thereto.  If it is determined that any such works are not works made for hire, the Consultant hereby assigns to the Corporation all of the Consultant's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Consultant Inventions.  The Consultant covenants that he will promptly:

(i)

disclose to the Corporation in writing any Consultant Invention;

(ii)

assign to the Corporation or to a party designated by the Corporation, at the Corporation's request and without additional compensation, all of the Consultant's right to the Consultant Invention for the United States and all foreign jurisdictions;

(iii)

execute and deliver to the Corporation such applications, assignments, and other documents as the Corporation may request in order to apply for and obtain patents or other registrations with respect to any Consultant Invention in the United States and any foreign jurisdictions;

(iv)

sign all other papers necessary to carry out the above obligations; and

(v)

give testimony and render any other assistance in support of the Corporation's rights to any Consultant Invention.

5.3

Disputes or Controversies.  The Consultant recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Corporation, the Consultant, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

5.4

Definitions.

(a)

For the purposes of this Section 5, "Confidential Information" shall mean any and all:

(i)

trade secrets concerning the business and affairs of the Corporation, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret within the meaning of Chapter 688, Florida Statutes;

(ii)

information concerning the business and affairs of the Corporation (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

(iii)

notes, analysis, compilations, studies, summaries, and other material prepared by or for the Corporation containing or based, in whole or in part, on any information included in the foregoing.

(b)

For the purposes of this Section 5, "Consultant Invention" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Consultant, either solely or in conjunction with others, during the Consulting Period, or a period that includes a portion of the Consulting Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Corporation, and any such item created by the Consultant, either solely or in conjunction with others, following termination of the Consultant's Consulting Arrangement with the Corporation, that is based upon or uses Confidential Information.

6.

NON-COMPETITION AND NON-INTERFERENCE

6.1

Acknowledgments by the Consultant.  The Consultant acknowledges that:  (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Corporation's business is national in scope and its products are marketed throughout the United States and world wide; (c) the Corporation competes with other businesses that are or could be located in any part of the United States and world wide; (d) the provisions of this Section 6 are reasonable and necessary to protect the Corporation's business.

6.2

Covenants of the Consultant.  In consideration of the acknowledgments by the Consultant, and in consideration of the compensation and benefits to be paid or provided to the Consultant by the Corporation, the Consultant covenants that he may, directly or indirectly:

(a)

during the Consulting Period, except in the course of his Consulting Arrangement hereunder, and during the Post-Consulting Period (as defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Consultant's name or any similar name to, lend Consultant's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Corporation anywhere within the United States; provided, however, that the Consultant may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise  (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

(b)

whether for the Consultant's own account or for the account of any other person, at any time during the Consulting Period and the Post-Consulting Period, solicit business of the same or similar type being carried on by the Corporation, from any person known by the Consultant to be a customer of the Corporation, whether or not the Consultant had personal contact with such person during and by reason of the Consultant's Consulting Arrangement with the Corporation;

(c)

whether for the Consultant's own account or the account of any other person (i) at any time during the Consulting Period and the Post-Consulting Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Corporation at any time during the Consulting Period or in any manner induce or attempt to induce any employee of the Corporation to terminate his Consulting Arrangement with the Corporation; or (ii) at any time during the Consulting Period and for three years thereafter, interfere with the Corporation's relationship with any person, including any person who at any time during the Consulting Period was an employee, contractor, supplier, or customer of the Corporation; or

(d)

at any time during or after the Consulting Period, disparage the Corporation or any of its shareholders, directors, officers, employees, or agents.

For purposes of this Section 6.2, the term "Post-Consulting Period" means the one year period beginning on the date of termination of the Consultant's Consulting Arrangement with the Corporation.

If any covenant in this Section 6.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Consultant.

The period of time applicable to any covenant in this Section 6.2 will be extended by the duration of any violation by the Consultant of such covenant.

1.

NOTICES.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nation-ally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Corporation:

Airtrax Corporation

870B Central Avenue

Hammonton, New Jersey 08037

Attention:  Peter Amico, President

Facsimile No.:  (609) 567-7895

With a copy to:

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

21st Floor

New York, New York 10018

Attention: Richard Friedman, Esq.

Facsimile No.:  (212) 930-9725

If to the Consultant:

Regent Consulting Group, Inc.

403 East Main Street

Port Jefferson, New York 11777

Attention:  Salvatore Russo

Facsimile No.:  ()

8.

BINDING EFFECT.  This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all the parties hereto and upon all of their respective heirs, successors and representatives.

9.

ENTIRE AGREEMENT.  This Agreement, including the agreements incorporated by reference, contains the entire Agreement among the parties hereto with respect to the matters contemplated hereby and supersedes all prior agreements and undertakings between the parties with respect to such matters.  This Agreement may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the parties hereto.

10.

INDEMNIFICATION.  Consultant hereby agrees to hold harmless and indemnify Corporation from and against any and all loss, damage, expense, and cost (including reasonable attorneys' fees incurred in connection with the same) incurred by Corporation as a result of Consultant's breach of any covenant or agreement made herein.

11.

SPECIFIC PERFORMANCE.  The Consultant acknowledges that his obligations hereunder are unique, and that it would be extremely impracticable to measure the resulting damages if he should default in his obligations under this Agreement.  Accordingly, in the event of the failure by Consultant to perform his obligations hereunder, which failure constitutes a breach hereof by him, the Corporation may, in addition to any other available rights or remedies, sue in equity for specific performance and, in connection with any such suit, the Consultant expressly waives the defense therein that the Corporation has an adequate remedy at law.

12.

SEVERABILITY.  Should any part of any provision of this Agreement be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion of such provision or any other provision and the remainder of the Agreement shall remain in full force and effect and shall be construed in all respects as if such invalid or unenforceable provision or portion thereof were not contained herein.  In the event of a declaration of invalidity, the provision or portion thereof declared invalid shall not necessarily be invalidated in its entirety, but shall be observed and performed by the parties to the Agreement to the extent such provision is valid and enforceable.

13.

 SECTION HEADINGS.  The section headings contained herein are for convenience of reference only and shall not be considered any part of the terms of this Agreement.

14.

CHOICE OF LAW.  This Agreement shall be interpreted and performed in accordance with the laws of the State of New Jersey, and the parties agree, notwithstanding the principles of conflicts of law, that the internal laws of the State of New Jersey shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.  Venue for any action under this Agreement shall rest in Cumberland County, New Jersey.

IN WITNESS WHEREOF, Consultant has hereunto put his hand, and the Corporation has caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

CONSULTANT:

REGENT CONSULTING GROUP, INC.

By:

/s/ Salvatore Russo

Salvatore Russo, President

CORPORATION:

AIRTRAX, INC.

By:

/s/ Peter Amico

Peter Amico, President

Exhibit 4.2

CONSULTING AGREEMENT

THIS AGREEMENT, made, entered into, and effective this 29th day of January, 2003 (the "Effective Date"), by and between MEADOW HOLDINGS CORP., a corporation with its principal place of business at 59 Terapin Street, Mastic, New York 11950 (hereinafter referred to as "Consultant"), and AIRTRAX, INC., a New Jersey corporation with its principal place of business at 870B Central Avenue, Hammonton, New Jersey 08037 (hereinafter referred to as "Corporation").

W I T N E S S E T H:

WHEREAS, Consultant desires to provide such consulting services for the Corporation as an independent contractor, with the understanding that he shall not be required to devote his full time to the business of the Corporation and shall be free to pursue other personal and business interests; and

WHEREAS, the Company is desirous of retaining the Consult for the purpose of implementing, supervising, and training on accounting systems.

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1.

CONSULTING ARRANGEMENT.

1.1

Contract for Services.  The Corporation hereby contracts for the services of Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting as may be requested by the Corporation from time to time during the term of this consulting arrangement in connection with the Corporation's business throughout the United States and world wide ("Consulting Arrangement").  Consultant shall use his best efforts to keep the Corporation informed of all corporate business opportunities which shall come to his attention and appear beneficial to the Corporation's business so that the Corporation can obtain the maximum benefits from Consultant's knowledge, experience, and personal contacts.

1.2

Services Rendered by Consultant.  Said consulting services shall include, but not be limited to bookkeeping and accounting systems, and other projects as deemed necessary by Peter Amico, President of the Company.  Consultant shall install all of the necessary support software, sufficiently train all personnel  in the use and functionality of the software, establish and supervise the setup of daily operational management functions, and provide timely and necessary updates, as needed.

1.3

Prohibited Services.  The services to be rendered by the Consultant to the Corporation shall under no circumstances include, directly or indirectly, the following: (i) Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934; (ii) Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction; or (iii) Any market making or promotional activities regarding or involving the Company’s common stock.

2.

RELATIONSHIP BETWEEN PARTIES.  During the term of the Consulting Arrangement, Consultant shall be deemed to be an independent contractor.  He shall be free to devote his time, energy and skill to any such person, firm or company as he deems advisable except to the extent he is obligated to devote his time, energy and skill to the Corporation pursuant to the terms of this Agreement.  Consultant shall not be considered as having an employee status vis-a-vis the Corporation, or by virtue of the Consulting Arrangement being entitled to participate in any plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Corporation.  The Corporation shall not withhold any taxes in connection with the compensation due Consultant hereunder, and Consultant will be responsible for the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

3.

COMPENSATION FOR THE CONSULTING ARRANGEMENT.  As full consideration for the consulting services to be provided by Consultant during the term of this Agreement, the Company shall immediately issue to Consultant 100,000 shares of the Company’s common stock.

4.

TERM OF CONSULTING ARRANGEMENT.  The Consulting Arrangement shall begin effective as of the Effective Date of this Agreement and shall continue for a period of three (3) months, until April [  ], 2003 (the "Consulting Period").

5.

CONFIDENTIALITY COVENANTS.

5.1

Acknowledgments by the Consultant.  The Consultant acknowledges that (a) during the Consulting Period and as a part of his Consulting Arrangement, the Consultant will be afforded access to Confidential Information (as defined below); (b) public disclosure of such Confidential Information could have an adverse effect on the Corporation and its business; (c) because the Consultant possesses substantial technical expertise and skill with respect to the Corporation's business, the Corporation desires to obtain exclusive ownership of each Consultant Invention (as defined below), and the Corporation will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Consultant Invention; (d) the provisions of this Section 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Corporation with exclusive ownership of all Consultant Inventions.

5.2

Agreements of the Consultant.  In consideration of the compensation and benefits to be paid or provided to the Consultant by the Corporation under this Agreement, the Consultant covenants as follows:

(a)

Confidentiality.

(i)

During and following the Consulting Period, the Consultant will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Corporation or except as otherwise expressly permitted by the terms of this Agreement.

(ii)

Any trade secrets of the Corporation will be entitled to all of the protections and benefits under New Jersey Statutes and common law and any other applicable law. If any information that the Corporation deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Consultant hereby waives any requirement that the Corporation submit proof of the economic value of any trade secret or post a bond or other security.

 (iii)

None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a result of a disclosure by the Consultant.

(iv)

The Consultant will not remove from the Corporation's premises (except to the extent such removal is for purposes of the performance of the Consultant's duties at home or while traveling, or except as otherwise specifically authorized by the Corporation) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Consultant recognizes that, as between the Corporation and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Corporation. Upon termination of this Agreement by either party, or upon the request of the Corporation during the Consulting Period, the Consultant will return to the Corporation all of the Proprietary Items in the Consultant's possession or subject to the Consultant's control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

(b)

Consultant Inventions.  Each Consultant Invention will belong exclusively to the Corporation.  The Consultant acknowledges that all of the Consultant's writing, works of authorship, and other Consultant Inventions are works made for hire and the property of the Corporation, including any copyrights, patents, or other intellectual property rights pertaining thereto.  If it is determined that any such works are not works made for hire, the Consultant hereby assigns to the Corporation all of the Consultant's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Consultant Inventions.  The Consultant covenants that he will promptly:

(i)

disclose to the Corporation in writing any Consultant Invention;

(ii)

assign to the Corporation or to a party designated by the Corporation, at the Corporation's request and without additional compensation, all of the Consultant's right to the Consultant Invention for the United States and all foreign jurisdictions;

(iii)

execute and deliver to the Corporation such applications, assignments, and other documents as the Corporation may request in order to apply for and obtain patents or other registrations with respect to any Consultant Invention in the United States and any foreign jurisdictions;

(iv)

sign all other papers necessary to carry out the above obligations; and

(v)

give testimony and render any other assistance in support of the Corporation's rights to any Consultant Invention.

5.3

Disputes or Controversies.  The Consultant recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Corporation, the Consultant, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

5.4

Definitions.

(a)

For the purposes of this Section 5, "Confidential Information" shall mean any and all:

(i)

trade secrets concerning the business and affairs of the Corporation, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret within the meaning of Chapter 688, Florida Statutes;

(ii)

information concerning the business and affairs of the Corporation (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

(iii)

notes, analysis, compilations, studies, summaries, and other material prepared by or for the Corporation containing or based, in whole or in part, on any information included in the foregoing.

(b)

For the purposes of this Section 5, "Consultant Invention" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Consultant, either solely or in conjunction with others, during the Consulting Period, or a period that includes a portion of the Consulting Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Corporation, and any such item created by the Consultant, either solely or in conjunction with others, following termination of the Consultant's Consulting Arrangement with the Corporation, that is based upon or uses Confidential Information.

6.

NON-COMPETITION AND NON-INTERFERENCE

6.1

Acknowledgments by the Consultant.  The Consultant acknowledges that:  (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Corporation's business is national in scope and its products are marketed throughout the United States and world wide; (c) the Corporation competes with other businesses that are or could be located in any part of the United States and world wide; (d) the provisions of this Section 6 are reasonable and necessary to protect the Corporation's business.

6.2

Covenants of the Consultant.  In consideration of the acknowledgments by the Consultant, and in consideration of the compensation and benefits to be paid or provided to the Consultant by the Corporation, the Consultant covenants that he may, directly or indirectly:

(a)

during the Consulting Period, except in the course of his Consulting Arrangement hereunder, and during the Post-Consulting Period (as defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Consultant's name or any similar name to, lend Consultant's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Corporation anywhere within the United States; provided, however, that the Consultant may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise  (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

(b)

whether for the Consultant's own account or for the account of any other person, at any time during the Consulting Period and the Post-Consulting Period, solicit business of the same or similar type being carried on by the Corporation, from any person known by the Consultant to be a customer of the Corporation, whether or not the Consultant had personal contact with such person during and by reason of the Consultant's Consulting Arrangement with the Corporation;

(c)

whether for the Consultant's own account or the account of any other person (i) at any time during the Consulting Period and the Post-Consulting Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Corporation at any time during the Consulting Period or in any manner induce or attempt to induce any employee of the Corporation to terminate his Consulting Arrangement with the Corporation; or (ii) at any time during the Consulting Period and for three years thereafter, interfere with the Corporation's relationship with any person, including any person who at any time during the Consulting Period was an employee, contractor, supplier, or customer of the Corporation; or

(d)

at any time during or after the Consulting Period, disparage the Corporation or any of its shareholders, directors, officers, employees, or agents.

For purposes of this Section 6.2, the term "Post-Consulting Period" means the one year period beginning on the date of termination of the Consultant's Consulting Arrangement with the Corporation.

If any covenant in this Section 6.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Consultant.The period of time applicable to any covenant in this Section 6.2 will be extended by the duration of any violation by the Consultant of such covenant.

7.

NOTICES.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nation-ally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Corporation:

Airtrax Corporation

870B Central Avenue

Hammonton, New Jersey 08037

Attention:  Peter Amico, President

Facsimile No.:  (609) 567-7895

With a copy to:

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

21st Floor

New York, New York 10018

Attention: Richard Friedman, Esq.

Facsimile No.:  (212) 930-9725

If to the Consultant:

Meadow Holdings Corp.

59 Terapin Street

Mastic, New York 11950

Attention:  D.J. Cioffi

Facsimile No.:  (631) 399-8704

8.

BINDING EFFECT.  This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all the parties hereto and upon all of their respective heirs, successors and representatives.

9.

ENTIRE AGREEMENT.  This Agreement, including the agreements incorporated by reference, contains the entire Agreement among the parties hereto with respect to the matters contemplated hereby and supersedes all prior agreements and undertakings between the parties with respect to such matters.  This Agreement may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the parties hereto.

10.

INDEMNIFICATION.  Consultant hereby agrees to hold harmless and indemnify Corporation from and against any and all loss, damage, expense, and cost (including reasonable attorneys' fees incurred in connection with the same) incurred by Corporation as a result of Consultant's breach of any covenant or agreement made herein.

11.

SPECIFIC PERFORMANCE.  The Consultant acknowledges that his obligations hereunder are unique, and that it would be extremely impracticable to measure the resulting damages if he should default in his obligations under this Agreement.  Accordingly, in the event of the failure by Consultant to perform his obligations hereunder, which failure constitutes a breach hereof by him, the Corporation may, in addition to any other available rights or remedies, sue in equity for specific performance and, in connection with any such suit, the Consultant expressly waives the defense therein that the Corporation has an adequate remedy at law.

12.

SEVERABILITY.  Should any part of any provision of this Agreement be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion of such provision or any other provision and the remainder of the Agreement shall remain in full force and effect and shall be construed in all respects as if such invalid or unenforceable provision or portion thereof were not contained herein.  In the event of a declaration of invalidity, the provision or portion thereof declared invalid shall not necessarily be invalidated in its entirety, but shall be observed and performed by the parties to the Agreement to the extent such provision is valid and enforceable.

13.

 SECTION HEADINGS.  The section headings contained herein are for convenience of reference only and shall not be considered any part of the terms of this Agreement.

14.

CHOICE OF LAW.  This Agreement shall be interpreted and performed in accordance with the laws of the State of New Jersey, and the parties agree, notwithstanding the principles of conflicts of law, that the internal laws of the State of New Jersey shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.  Venue for any action under this Agreement shall rest in Cumberland County, New Jersey.

IN WITNESS WHEREOF, Consultant has hereunto put his hand, and the Corporation has caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

CONSULTANT:

MEADOW HOLDINGS CORP.

By:

/s/ D.J. Cioffi

D.J. Cioffi, President

CORPORATION:

AIRTRAX, INC.

By:

/s/ Peter Amico

Peter Amico, President

Exhibit 5.1

CONSENT OF COUNSEL

SICHENZIA ROSS FRIEDMAN FERENCE LLP

1065 Avenue of the Americas

New York, New York 10018

_____________________

Telephone: (212) 930-9700

Facsimile:  (212) 930-9725

E-Mail: info@srfllp.net

February 7, 2003

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:

Airtrax, Inc.

Form S-8 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Airtrax, Inc., a New Jersey corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Robert G. Jeffrey, Certified Public Accountant

February 6, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re: Airtrax, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

As an independent Certified Public Accountant, I hereby consent to the incorporation by reference in this Registration Statement (the "Registration Statement") on Form S-8 of Airtrax, Inc. (the "Company"), of my  report dated March 27, 2002 included in the Form 10-KSB, as amended, on the Company's consolidated financial statements for the year ended December 31, 2001.

I hereby consent to all references to my firm in such Registration Statement.

Yours truly,

/s/ Robert G. Jeffrey Robert G. Jeffrey Certified Public Accountant Wayne, New Jersey 07470